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                                                                   EXHIBIT 10(b)



                               EMPLOYMENT CONTRACT
                                  PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER


AIR PACKAGING TECHNOLOGIES, INC., a Delaware corporation, located at 25620 Rye Canyon Road, Valencia, California 91355, (hereinafter referred to as the "Employer"), and GARVIN MC MINN 4320 Woodcrest Road, West Vancouver, British Columbia V7S 2W1, (hereinafter referred to as the "Employee"), in consideration of the mutual promises made herein, agree as follows:


        1. SPECIFIED TERM. The Employer hereby employs Employee and Employee hereby accepts employment with Employer for a period of 60 months, beginning July 1, 1998. The term of this Agreement shall automatically renew for successive 12 month terms at the end of each term, unless terminated by either party at the end of any term by written notice to the other at least 90 days before expiration of the term.

        2. EARLIER TERMINATION. This Agreement may be terminated earlier as hereinafter provided.

        3. TITLE AND DESCRIPTION OF DUTIES. Employee shall serve as the President and Chief Executive Officer of Employer at its office in Valencia, California. The parties agree his services shall be rendered both from Southern California, and from Vancouver, Canada, where he maintains offices.

        4. LOYAL AND CONSCIENTIOUS PERFORMANCE OF DUTIES. Employee agrees that to the best or his ability and experience he will at all times loyally and conscientiously perform all of the duties and obligations required of him either expressly or implicitly by the terms of this Agreement.

        5. SALARY. As compensation for the services to be rendered by Employee hereunder, Employer shall pay Employee a monthly salary during the term (and each successive term) of this Agreement of $14,000 per month, until increased by mutual agreement of the parties.

        6. TAX WITHHOLDING. Employer shall have the right to deduct or withhold from the compensation due to Employee hereunder any and all sums required for federal income and Social Security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future.

        7. VACATION. Employee shall be entitled to three weeks of paid vacation each calendar year, over the term of this Agreement.



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        8. SICK PAY. Employee shall be entitled to 20 days per year as sick leave with full pay. Sick leave may be accumulated up to a total of 30 days, and used any time.

        9. CAR ALLOWANCE. Employer shall lease a car for Employee over the term of this Agreement. If required by the leasing company, the lease contract will be written with Employee as the lessee. In such event, Employer agrees to take over all obligations under the lease contract on the earlier of the end of the term of the commitment, or the date on which Employee's employment is terminated, and to hold Employee harmless from any and all cost or liability. Employer will pay for all operating expenses of any nature with regard to the automobile provided by the Employee.

        10. BUSINESS EXPENSES. The Employer shall promptly reimburse Employee for all reasonable business expenses incurred by Employee in promoting the business of Employer, including expenditures for entertainment, gifts and travel.

               Each such expenditure shall be reimbursable only if it is of a nature qualifying it as a proper deduction on the Federal and State income tax return of Employer.

        11. MONIES DUE EMPLOYEE. Employer shall pay to Employee any business expenses or accrued salaries due, within 30 days after notice of termination by Employer or by Employee.

        12. GROUP LIFE INSURANCE. Employer agrees to include Employee under any Employer's group term life insurance coverage it provides to all Employees, if any.

        13. GROUP MEDICAL INSURANCE. Employer agrees to include Employee and Employee's spouse and dependents under Employer's group medical insurance coverage or self-funded coverage. There shall be a choice by the Employee as to type of coverage (i.e., PPO, POS plans).

        14. DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. Employer shall obtain and pay all cost of Officers' and Directors' Liability insurance, which shall cover all usual liability risks associated with Employee's position as an officer and director.

        15. STOCK OPTIONS: As a bonus to Employee for entering into this Agreement, Employer agrees to provide for Employee's participation in all key man stock option plans and/or grants, on terms to be established at Employer's discretion. The stock options granted shall provide that the options will continue for a period of six months after the date of termination of employment.



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        16. TERMINATION FOR CAUSE.

                a. Employer reserves the right to terminate this Agreement if employee (1) willfully breaches or habitually neglects the duties which he is required to perform under the terms of this Agreement; or (2) commits acts of dishonesty, fraud, misrepresentation, or other acts of moral turpitude, that would prevent the effective performance of his duties.

                b. Employer may at its option terminate this Agreement for the reasons stated above by giving written notice of termination to Employee without prejudice to any other remedy to which Employer may be entitled either at law, in equity, or under this Agreement.

                c. The notice of termination required by this Section shall specify the ground for the termination and shall be supported by a statement of relevant facts.

                d. Termination under this section shall be considered "for cause" for the purposes of this Agreement.

        17. TERMINATION WITHOUT CAUSE.

                a. This Agreement shall be terminated upon the death or permanent disability of Employee such that he cannot fulfill his responsibilities under this Agreement.

                b. Termination under this section shall be considered "termination without cause" for the purposes of this Agreement.

        18. TERMINATION BY EMPLOYEE.

                (a) Employee may terminate his obligations under this Agreement at any time by giving Employer at least three months' notice in advance;

                (b) Termination under this section shall be considered voluntary termination.

        19. EFFECT OF TERMINATION UPON COMPENSATION.

                (a) In the event that this Agreement is terminated prior to the completion of the term of employment specified herein, Employee shall be entitled to the compensation and expense reimbursements earned by and vested



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        in him prior to the date of termination as provided for in this
        Agreement, computed pro rata up to and including that date.

                (b) "Termination for Cause". In the event of termination "for cause", Employee shall be entitled to 12 months' compensation from the date of termination, in addition to that set forth in Subsection (a) above.

                (c) "Termination Without Cause". In the event of termination "without cause", Employee shall be entitled to 18 months' compensation from the date of termination, in addition to that set forth in Subsection (a) above.

                (d) "Termination by Employee". In the event of voluntary termination, Employee shall be entitled to compensation as set forth in Subsection (a) above.

                (e) "Termination on Death or Permanent Disability": If Employee is terminated due to his death or permanent disability, Employer agrees to pay Employee (or his Estate) 50% of Employee's monthly salary under this Agreement, payable in the same manner as provided for the payment of salary herein, for a period of 24 months after termination.

        20. NOTICES. Any and all notices or other communications required or permitted to be given by either party to the other shall be in writing and may be transmitted either by personal delivery or by mail, registered or certified, postage prepaid, with return receipt requested. Notices shall be deemed duly served and given when personally delivered to the party to whom directed or any of its officers or, in lieu of such personal service, when deposited in the United States mail, first class postage prepaid, addressed as follows:

        To Employer:         Air Packaging Technologies, Inc.
                             25620 Rye Canyon Road
                             Valencia, California 91355

            copy to:           Donald G. Davis, Esq.
                               Davis & Associates
                               P. 0. Box 12009
                               Marina Del Rey, California 90295

        To Employee:         Garvin McMinn
                             4320 Woodcrest Road
                             West Vancouver, British Columbia V7S 2W1

        21. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the



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employment of Employee by Employer, and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.

        22. MODIFICATIONS. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

        23. EFFECT OF WAIVER. The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenants or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

        24. PARTIAL INVALIDITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

        25. LAW GOVERNING AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        26. SUMS DUE DECEASED EMPLOYEE. If Employee dies prior to the expiration of the term of his employment, any sums that may be due him from Employer under this Agreement shall be paid to Employee's executors, administrators, heirs, or personal representatives.

        27. ATTORNEYS' FEES AND COSTS. If any legal action is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire contract.



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        Executed effective July 1, 1998, at Valencia, California.


EMPLOYER


AIR PACKAGING TECHNOLOGIES, INC.,
a Delaware corporation


By: /s/ ELWOOD C. TROTTER
   ------------------------------


EMPLOYEE


/s/ GARVIN MC MINN
---------------------------------
GARVIN MC MINN



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